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                                                                  EXHIBIT 10.6



                                                 Employee:____________________
                                                 Grant Date:__________________
                                                 No. Shares:__________________
                                                 FMV Per Share on Date
                                                   of Grant:__________________
                                                 Exercise Price
                                                   Per Share:_________________



                    NONQUALIFIED STOCK OPTION AGREEMENT PURSUANT
         TO THE HOSPITALITY MARKETING CONCEPTS INC. 1998 STOCK OPTION PLAN



          I. IDENTIFICATION. This Nonqualified Stock Option Agreement (the "Agreement") is made by and between Hospitality Marketing Concepts Inc., a Delaware corporation (the "Company"), and ___________________________ (the "Employee") as of ____________, 199_.

     2.  RECITALS.

          2.1 On __________, ___, 1998, the Board of Directors of the Company adopted the Hospitality Marketing Concepts Inc. 1998 Stock Option Plan (the "Plan") providing for the grant of incentive stock options and nonqualified stock options to key employees, directors, consultants and service providers of the Company or any of its Subsidiaries (as defined in the Plan).

          2.2  The shareholders of the Company approved the Plan on
____________.

          2.3 Employee is a key employee of the Company and/or one or more of its Subsidiaries to whom options may be granted under the Plan.

          2.4 The Stock Option and Compensation Committee (the "Committee") of the Board of Directors of the Company has authorized the grant to Employee of an option to purchase the Company's Common Stock upon the terms and conditions hereinafter set forth.

     3. GRANT OF OPTION. Pursuant to the action of the Committee, and subject to the terms and conditions of this Agreement and the terms and conditions of the Plan, the Company grants to Employee an option to purchase ________ (___) shares of the Company's authorized and unissued Common Stock from the Company at the price of __________________ Dollars ($______) per share (the "Option"). The Option will be a nonqualified stock option and not an incentive stock option pursuant to Section 422



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of the Internal Revenue Code of 1986, as amended (the "Code").

     4. TERM OF OPTION. The Option was granted on ______________, 199_ (the "Grant Date"). Unless previously exercised pursuant to Section 5, the Option shall terminate on, and shall not be exercisable after, the expiration of (_____) years after the Grant Date [not to exceed ten (10) years or five (5) years in the case of any person who owns more than 10% of the Voting Securities of the Company, as defined in the Plan.].

     5.  EXERCISE.

          5.1 EXERCISABILITY. Subject to the terms and conditions of this Agreement, the Option shall become exercisable in _______________ equal cumulative installments of _________ shares of the Company's Common Stock (individually an "Installment" and collectively the "Installments"). Employee may exercise the Option with respect to each Installment on or after each successive annual anniversary of the Grant Date according to the following schedule:




                                  Installment             Exercise Date
                                  (number of
                                  shares becoming
                                  exercisable)

    First
    Anniversary                   _________________       ________________

    Second
    Anniversary                   _________________       ________________

    Third
    Anniversary                   _________________       ________________

    Fourth
    Anniversary                   _________________       ________________

    Fifth
    Anniversary                   _________________       ________________

    Sixth
    Anniversary                   _________________       ________________

    Seventh
    Anniversary                   _________________       ________________

    Eighth
    Anniversary                   _________________       ________________


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    Ninth
    Anniversary                   _________________       ________________


          5.2 NOTICE OF EXERCISE. Employee shall exercise the Option by (i) notifying the Secretary of the Company of Employee's election to exercise the Option and (ii) paying in full the purchase price as provided in Section 5.3.

          5.3 PAYMENT OF PURCHASE PRICE. The purchase price for any shares of Common Stock with respect to which Employee exercises the Option shall be paid in full promptly after Employee gives notice of exercise as provided in
Section 5.2. The purchase price shall be paid: (a) in cash or by check in United States dollars, or (b) if, and only if, the Committee so authorizes in its sole discretion, at the time Employee gives notice of exercise, (i) by transferring to the Company for redemption, Common Stock of the Company at its "Fair Market Value" (as defined in the Plan), with share certificates duly endorsed and accompanied by instruments of transfer with signatures guaranteed, or (ii) by surrendering to the Company for cancellation one or more Options granted to Employee under the Plan at their respective Option Values (as defined in the Plan), or (c) by foregoing compensation payable to Employee as set forth on Schedule 1 attached hereto, or (d) if, and only if, the Committee so authorizes in its sole discretion, a combination of (a), (b)(i), (b)(ii), and/or
(c). If Employee desires to pay all or a portion of the purchase price for the shares by transferring to the Company Common Stock for redemption, or surrendering Options for cancellation, Employee shall so notify the Secretary of the Company with the notice of Employee's election to exercise the Option in accordance with Section 5.2. Promptly after receipt of Employee's notice of exercise and request for payment by redemption or cancellation, the Company shall notify Employee of its decision as to whether it will permit Employee to pay the purchase price by transferring the Company's Common Stock to it for redemption or transferring Options to it for cancellation, or by foregoing compensation payable. If the Committee does not authorize the proposed payment by redemption or cancellation or by foregoing compensation payable, Employee shall pay the purchase price in cash or by check in United States dollars as provided above. Employee acknowledges that, if payment is made by transfer of Common Stock acquired by exercise of an Option which was intended to be an incentive Stock Option, or by surrender of an Option which is intended to be an incentive Stock Option, the favorable tax treatment accorded to incentive stock options under the Code will not apply to such transferred Common Stock or such surrendered Option.


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     6.  ISSUANCE OF SHARES.  Promptly after the Company's receipt of notification of exercise provided for in Section 5.2 and Employee's payment in full of the purchase price, the Company shall deliver, or cause to be delivered, to Employee a certificate for the whole number of shares with respect to which the Option is being exercised by Employee. Shares shall be registered in the name of Employee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Employee to take any action prior to the issuance to Employee of the shares of Common Stock of the Company specified in the written notice of election to exercise, the date for the delivery of such shares shall be adjourned until the completion of such action.

     7. TERMINATION OF EMPLOYMENT; DEATH; PERMANENT DISABILITY. If Employee's employment with the Company (including for this purpose any Subsidiary) is terminated for any reason (other than permanent disability or dismissal for Cause as defined in the Plan) while Employee is still living, the Option or any unexercised Installments, to the extent the Option would have been exercisable by Employee on the date on which he ceases to be an employee (the "Termination Date"), may be exercised by Employee within ____ months from the Termination Date (the "Post-Termination Period"), but in any event not later than the expiration date of the Option. If Employee dies or becomes "permanently disabled" (a physical or mental impairment as defined in Section 22(e)(3) of the Code) while he is employed by the Company or during the Post-Termination Period (if the Employee's termination was for any reason other than Cause), the Option or any unexercised Installment, to the extent exercisable by him on the date of death or permanent disability, may be exercised by Employee, or if Employee is then deceased or legally incapacitated, by Employee's personal representative, heirs, or legatees, at any time prior to the expiration of ____ months from the Termination Date, but in any event, not later than the expiration date of the Option. In the Committee's sole discretion, all or any unexercisable Options or Installments may become exercisable on the date of Employee's death, so that such Options or Installments may be exercised pursuant to this Section 7 even though they would not otherwise have been exercisable had Employee not died. Unexercisable Options or Installments [shall (__)] [shall not (__)] become exercisable on the date of Employee's death. Notwithstanding the foregoing, if Employee's employment with the Company is terminated for Cause as determined by the Committee in its sole discretion, the Option shall expire on the Termination Date and thereafter shall not be exercisable in whole or in part.

     8. ASSIGNMENT OR TRANSFER. The Option is not assignable or transferable except by will or by the laws of descent and


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distribution and during Employee's lifetime the Option may be exercised only by Employee. No transfer of the Option by will or by the laws of descent and distribution shall be effective, nor shall any designation of a person who may exercise the Option after Employee's death be effective to bind the Company unless the Company is furnished with a written notice thereof and a copy of the will or such other evidence as the Company deems necessary to establish the validity of the transfer and the acceptance of the terms and conditions of the Option by the transferee or designee.

     9. NO RIGHTS AS SHAREHOLDER. Employee shall have no rights as a shareholder with respect to shares of the Common Stock covered by this Option until the date of the issuance of a stock certificate or stock certificates evidencing issuance of such shares pursuant to Employee's exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

     10.  MODIFICATION AND TERMINATION.

          10.1 The rights of Employee under this Agreement are subject to modification and termination as provided in the Plan.

          10.2 If the number of issued and outstanding shares of Common Stock changes as a result of a stock split, reverse stock split, stock dividend, recapitalization, or any other change in the capital structure of the Company, the Committee, subject to approval by the Board, may appropriately adjust
(a) the maximum number of shares which may be issued under the Plan, (b) the number of shares subject to each outstanding option, and (c) the price per share of each Option (but not the total price thereof), so that upon exercise of the Option, Employee will receive the same number of shares he would have received had he been the holder of all shares subject to his outstanding Options immediately before the effective date of the change in the number of issued shares of Common Stock. The adjustment shall not result in the issuance of fractional shares.

          10.3 If the Company liquidates, merges, reorganizes, or consolidates with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised option previously granted under the Plan shall be deemed canceled unless the surviving corporation in any merger, reorganization or consolidation elects to assume the options under the Plan or to issue substitute options in place thereof. If options are to be


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canceled in accordance with the foregoing, Employee shall have the right, exercisable during a thirty (30)-day period, ending on the fifth day prior to the liquidation, merger, reorganization or consolidation, to exercise Employee's Options, in whole or in part, without regard to any installment exercise provisions in this Agreement.

          10.4 The grant of the Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital structure; to merger, consolidate, or dissolve; to change its business structure; or to liquidate, sell or transfer all or any part of its business or assets.

     11. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement, the Plan, or any instrument executed pursuant to the Plan shall confer upon Employee the right to continue to be employed by the Company, affect the right of the Company or any Subsidiary to terminate the employment of Employee with or without Cause, or be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ or continue to employ Employee in a particular position or at a particular rate of remuneration.

     12. COMPLIANCE WITH SECURITIES LAWS. At the time the Option is exercised, the Company may require Employee to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933, as amended, and the rules and regulations adopted thereunder, or any other applicable federal or state laws for the purpose of regulating the sale and issuance of securities. The Company reserves the right to change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for, and enforcement of, letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with such laws. Such changes may be made, with respect to this Option, upon exercise hereof, or prior to or after the exercise of this Option. The Company shall not be obligated to issue any shares upon the exercise of this Option unless the issuance, in the judgment of the Board, is in full compliance with all applicable laws, governmental rules and regulations, undertakings of the Company made under the Securities Act of 1933, as amended, any state securities laws, and stock exchange agreements of the Company.

     13.  GENERAL PROVISIONS.

          13.1 SUBJECT TO PLAN. This Agreement shall conform with, and be subject to, all of the terms and conditions of the Plan. Any conflict or inconsistency between this Agreement and


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the Plan shall be resolved in conformity with, and shall be governed by, the
Plan. The Plan is attached hereto as Exhibit "A" and incorporated herein by this reference.

          13.2 FURTHER ACTS. Employee agrees to perform all further acts and to execute and deliver any other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed by the parties on the date and at the place indicated below.

                                   "COMPANY"

                              HOSPITALITY MARKETING CONCEPTS INC.,
                                a Delaware corporation


Executed on _________, 199_
at __________, ____________.  By:___________________________
                                 Its________________________


                                   "EMPLOYEE"


Executed on _________, 199_
at __________, ____________.  ______________________________
                              Employee's Name


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